EXHIBIT 10.3

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement is made and entered into as of January 22, 2003, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Gilbert A. Partida (“Executive”).

Recitals

A)	On December 15, 1997, an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Effective as of January 12, 1999 said Employment Agreement was amended, to provide that the base salary under said Employment Agreement is increased, from $225,000 to $275,000.

C)	On January 7, 2000, a Second Amendment to Employment Agreement was made and entered into by and between Employer and Executive.

D)	Pursuant to a Memorandum dated October 16, 2001, Executive’s Annual Base Salary was increased to $355,000, effective as of September 1, 2001.

E)	On January 16, 2002, a Third Amendment to Employment Agreement was made and entered into by and between Employer and Executive.

F)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement, which currently provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on January 12, 1998 and shall continue until January 11, 2004 unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

is hereby amended, effective as of January 22, 2003, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on January 12, 1998 and shall continue until January 11, 2005 unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

2.	All other terms of the Employment Agreement shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER.

PRICESMART, INC.

Gilbert A. Partida	By: /s/ ROBERT M. GANS

/s/ GILBERT A. PARTIDA	Name: Robert M. Gans

Its: Executive Vice President